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Exhibit 23.1

Consent of Ernst & Young LLP
Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 26, 2008, with respect to the consolidated financial statements of EnergySolutions, Inc., in the Registration Statement (Form S-1) and related Prospectus of EnergySolutions, Inc. for the registration of shares of its common stock.

/s/ Ernst & Young LLP

Salt Lake City, Utah
July 7, 2008

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Consent of Ernst & Young LLP Independent Registered Public Accounting Firm